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                                                            EXHIBIT-99.B5.(B)

                      NOTIFICATION OF ADDITIONAL PORTFOLIO

          Investors Municipal Cash Fund, a Massachusetts business trust (the "Fund"), pursuant to the Investment Management Agreement ("Management Agreement") dated December 31, 1997 between the Fund and Scudder Kemper Investments, Inc. (the "Adviser") hereby notifies the Adviser that it desires to retain the Adviser to render investment advisory and management services under the Management Agreement for the Investors Michigan Municipal Cash Fund.

          Dated: February 20, 1998

                                      INVESTORS MUNICIPAL CASH FUND

                                      By:  /s/ Philip J. Collora
                                         -----------------------------

                                      Title:  Vice President
                                            --------------------------

          Attest:  /s/ Elizabeth C. Werth
                 ------------------------

          Title:  Assistant Secretary
                -------------------------

               Adviser, pursuant to the Management Agreement, hereby notifies the Fund that it is willing to render the aforesaid services for the Investors Michigan Municipal Cash Fund and acknowledges that the Investors Michigan Municipal Cash Fund shall hereby become a "Portfolio" under the Management Agreement.

                                      SCUDDER KEMPER INVESTMENTS, INC.

                                      By:  /s/ Michael E. Harrington
                                         -----------------------------

                                      Title:  Senior Vice President
                                            --------------------------

          Attest:  /s/ Elizabeth C. Werth
                 ------------------------

          Title:  Vice President
                -------------------------